Exhibit 10.3

US SEARCH.COM INC.

THIRD AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 28, 2001

THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 28, 2001 (this “Amendment”) is entered into as of April 30, 2003, by and among US Search.com Inc., a Delaware corporation (the “Company”), Professional Resource Screening, Inc., a Delaware corporation (“PRSI”), and Irwin R. Pearlstein, an individual, David Pearlstein, an individual, and Cheryl Pearlstein-Enos, an individual (the “Shareholders”).

R E C I T A L S

WHEREAS, Professional Resource Screening, Inc., a California corporation, merged with and into US SEARCH Screening Services, Inc., a Delaware corporation, which is therefore the successor in interest to Professional Resource Screening, Inc., a California corporation;

WHEREAS, US SEARCH Screening Services, Inc., a Delaware corporation, changed its name to Professional Resource Screening, Inc.;

WHEREAS, the parties to this Amendment are parties to that certain Agreement and Plan of Merger, dated as of December 28, 2001 (the “Agreement”);

WHEREAS, on December 26, 2002, Company sent the Shareholders a Balance Sheet Adjustment Demand as that term is defined in the Agreement;

WHEREAS, on or about January 3, 2003, Company, PRSI and Shareholders entered into a “First Amendment to Agreement and Plan of Merger dated as of December 28, 2001” (the “First Amendment”), and on or about January 21, 2003, such parties entered into a “Second Amendment to Agreement and Plan of Merger dated as of December 28, 2001” (the “Second Amendment”), in each case to modify the language in Section 3.3 of the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement, as amended by the First Amendment and the Second Amendment, as provided below in order to implement their agreement with respect to, among other things, the terms and conditions for the Company’s withdrawal of its Balance Sheet Adjustment Demand.

A M E N D M E N T

NOW, THEREFORE, BE IT RESOLVED, that in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as set forth below.

1.    References in the Agreement to “this Agreement” shall be deemed to be references to the Agreement as amended hereby.

2.    Capitalized terms that are not specifically defined in this Amendment shall have the same definition as in the Agreement.

3.    Sections 3.3(b), 3.3(c), 3.5(a), 3.5(b), 3.5(c) and 3.5(d) (collectively, the “Deleted Sections”) of the Agreement are hereby deleted from the Agreement in their entirety. For clarification, as a result of the deletion of the Deleted Sections from the Agreement:

a.  The Company (for itself and its affiliates, successors and assigns) hereby waives, and releases and forever discharges each of the Shareholders and their respective affiliates, successors and assigns (collectively, the “Shareholder Releasees”) from, any and all claims, demands, proceedings, causes of action, obligations, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, that the Company now has, has ever had, or may hereafter have against any of the Shareholder Releasees on account of or arising out of the Deleted Sections;

b.  The Shareholders (for themselves and their affiliates, successors and assigns) hereby waive, and release and forever discharge the Company and its affiliates, successors and assigns (the “Company Releasees”) from, any and all claims, demands, proceedings, causes of action, obligations, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, that the Company now has, has ever had, or may hereafter have against any of the Company Releasees on account of or arising out of the Deleted Sections; and

c.  With respect to the releases set forth in paragraphs a. and b. above, each of the releasing parties further expressly agrees to waive and relinquish any and all rights and benefits under Section 1542 of the Civil Code of California as to the matters specified above. Each of such releasing parties acknowledges that such party is familiar with and understands said Section, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known to him, must have materially affected his settlement with the debtor.

4.  At the end of section 10.2 of the Agreement the following paragraph shall be added:

“Shareholders’ indemnification obligations to all Shareholders’ Indemnified Parties under Section 10.2 and Section 10.3 shall be extinguished for any and all

Damages incurred in connection with, arising out of, resulting from or incident to the items totaling $2,711,705.00 that are itemized in Exhibit A to this Amendment No. 3. All other Shareholders’ indemnification obligations shall remain in full force and effect until the Termination Date.”

5.    At the end of Section 10.2(f)(i), the following sentence shall be added:

“Any and all Damages incurred in connection with the items listed in Exhibit A to this Amendment No. 3 shall not be considered Damages for purposes of calculating whether Damages exceed the Threshold.”

6.    The Company agrees that, promptly after the date of this Amendment, it shall reimburse Irwin R. Pearlstein for the $5,000 legal retainer he paid in defense of PRSI in case number C 02 –01816 pending before the Superior Court of California, County of Contra Costa.

7.    The parties agree to execute and deliver that certain “First Amendment to Escrow Agreement dated as of December 28, 2001” (the “Escrow Amendment”) that is attached hereto as Exhibit B simultaneously with the execution and delivery of this Amendment. The Company covenants (a) to cause Comerica Bank-California to execute and deliver the Escrow Amendment, (b) to cause the Escrowed Property (as defined in the Escrow Agreement) to be distributed to the Shareholders as provided for in the Escrow Agreement, and (c) that it will not, prior to the occurrence of the events described in (a) and (b), make any Indemnity Claim Notice, or other claim or demand of entitlement to receive any such Escrowed Property.

Except as amended hereby the provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

US SEARCH.COM, INC.

By:	/s/ BRENT N. COHEN
Name:	Brent N. Cohen
Title:	Chief Executive Officer

PROFESSIONAL RESOURCE SCREENING, INC.

By:	/s/ IRWIN R. PEARLSTEIN
Name:	Irwin R. Pearlstein
Title:	President

SHAREHOLDERS

/s/ IRWIN R. PEARLSTEIN Name: Irwin R. Pearlstein

/s/ DAVID PEARLSTEIN Name: David Pearlstein

/s/ CHERYL PEARLSTEIN-ENOS Name: Cheryl Pearlstein-Enos

EXHIBIT A

1.    LITIGATION MATTERS

Wood, Warren & Co. v. Professional Resource Screening, Inc., Superior Court of California for the County of Contra Costa, Case No. C 02-01816

Lucent Technologies, Inc. v. Professional Resource Screening, Inc., In the Circuit Court of DuPage County, Illinois, Case No. 2003L000094

2.    Sales Tax Liability for Texas, New Mexico, Ohio, Hawaii, South Carolina, Connecticut, South Dakota and District of Columbia for tax years 1997 through 2001

3.    Software License Liability for the software listed in Appendix A

4.    Unrecorded Liabilities or Impairments totaling $899,399.00 that were set forth on the Closing Audited Balance Sheet that did not appear on the August 31 Unaudited Balance Sheet

5.    Unrecorded Liabilities or Impairments relating to the following accounts receivable in the amounts indicated

	Expenses	Credits

Accounts Receivable
Accounts receivable writeoff
Pueblo	4,937
Brandsmart	14,467
Rentway	9,659
Surewest	290
Estimated additional reserves	21,354

Bad debt reserves at 12/01		(24,000)

	50,707	(24,000)	26,707

6.    Unrecorded Liabilities or Impairments relating to the following accounts payable in the amounts indicated

Accounts Payable	Expenses	Credits
Travel & Entertainment	8,299
Health & WC Insurance	16,441
WC Insurance	3,114
Gas & Electric	151
Cellular	37
Telephone—LD		(17,467)
Legal	2,565
Delivery	107
Consultants	3,120
Leases	5,953
Office	3,345
Trade Show	2,657
Printing	1,171
Payroll Service & Misc	991
Telephone—LD		(7,032)
Fulfillment	6,888
Shawn Yard	6,610
Teri Wilson Salary Increase	7,000
Michelle Hansen Salary Increase	7,000
Poulsen Investment (CAM)	1,662
Court Records	24,048

Totals	101,159	(24,499)	76,660

7.    Unrecorded Liabilities or Impairments relating to the following accruals in the amounts indicated

401K accruals
December 31, 2001	12,000
Close out 401k	8,000
AMF
Warrant	74,099

Totals	94,099

EXHIBIT B

ESCROW AMENDMENT

US SEARCH.COM INC.

FIRST AMENDMENT

TO

ESCROW AGREEMENT DATED AS OF DECEMBER 28, 2001

THIS FIRST AMENDMENT TO ESCROW AGREEMENT DATED AS OF DECEMBER 28, 2001 (this “Amendment”) is entered into as of April             , 2003, by and among US Search.com Inc., a Delaware corporation (the “Company”), Comerica Bank-California, a California banking corporation (the “Escrow Agent”), and Irwin R. Pearlstein, an individual, David Pearlstein, an individual, and Cheryl Pearlstein-Enos, an individual (the “Shareholders”).

R E C I T A L S

WHEREAS, Professional Resource Screening, Inc., a California corporation, merged with and into US SEARCH Screening Services, Inc., a Delaware corporation, which is therefore the successor in interest to Professional Resource Screening, Inc., a California corporation;

WHEREAS, US SEARCH Screening Services, Inc., a Delaware corporation, changed its name to Professional Resource Screening, Inc.;

WHEREAS, the parties to this Amendment are parties to that certain Agreement and Plan of Merger, dated as of December 28, 2001 (the “Agreement”);

WHEREAS, in connection with the Agreement, the parties to this Amendment entered into an Escrow Agreement, dated as of December 28, 2001 (the “Escrow Agreement”);

WHEREAS, as required by the “Third Amendment to Agreement and Plan of Merger dated as of December 28, 2001” between the Company and the Shareholders, the parties hereto desire to amend the Agreement as provided below.

A M E N D M E N T

NOW, THEREFORE, BE IT RESOLVED, that in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as set forth below.

1. References in the Escrow Agreement to “this Agreement” shall be deemed to be references to the Agreement as amended hereby.

2. Capitalized terms that are not specifically defined in this Amendment shall have the same definition as in the Agreement and the Escrow Agreement.

3. In the first sentence of Section 3.1 of the Escrow Agreement the words “December 28, 2003” are hereby omitted and replaced with the words “April             , 2003”.

4. The second sentence of Section 3.1 of the Escrow Agreement and Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.8 and 3.9 of the Agreement are hereby deleted from the Agreement in their entirety.

5. The first sentence of Section 3.7 of the Escrow Agreement is amended and restated to read in its entirety as follows: “On the Termination Date, the Escrow Agent shall deliver to the Shareholders all of the Escrowed Property.”

Except as amended hereby the provisions of the Escrow Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

US SEARCH.COM, INC.

By:

Name: Brent N. Cohen

Title: Chief Executive Officer

COMERICA BANK-CALIFORNIA

By:

Name:

Title:

SHAREHOLDERS

Name: Irwin R. Pearlstein

Name: David Pearlstein

Name: Cheryl Pearlstein-Enos